                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [_]  Confidential, For Use of the

[X]  Definitive Proxy Statement                 Commission Only (as permitted

[_]  Definitive Additional Materials            by Rule 14a-6(e)(2))

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      KULICKE AND SOFFA INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

          2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

          ----------------------------------------------------------------------

          4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

          5)   Total fee paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:

     ---------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     3)   Filing Party:

     ---------------------------------------------------------------------------

     4)   Date Filed:

     ---------------------------------------------------------------------------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

           [LOGO OF KULICKE AND SOFFA INDUSTRIES, INC. APPEARS HERE]

                 2101 Blair Mill Road, Willow Grove, PA 19090



January 2, 1998

To Our Shareholders:

Kulicke & Soffa's Annual Meeting of Shareholders will be held on February 10, 1998 at 4:30 P.M. at the Company's offices in Willow Grove, Pennsylvania. We look forward to your attending either in person or by proxy.

This year, in addition to electing two directors and ratifying the selection of Price Waterhouse LLP as independent accountants, we are asking you to approve an increase in the number of authorized Common Shares and approve the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors. The proposed increase in authorized Common Shares will enable the Company to pursue corporate matters involving the issuance of stock, such as raising equity capital, making acquisitions through the issuance of stock, effecting a stock split and issuing shares under stock option plans. The proposed Stock Option Plan for Non-Employee Directors will truly help the Company attract and retain capable outside directors.

The accompanying Proxy Statement, which I urge you to read carefully, describes these proposals and the reasons why the Board of Directors unanimously approved each one. Your Board of Directors recommends a vote FOR each proposal.

Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

On behalf of the Directors and our employees, let me thank you for your support.

Sincerely yours,



C. Scott Kulicke
Chairman of the Board
Chief Executive Officer

           [LOGO OF KULICKE AND SOFFA INDUSTRIES, INC. APPEARS HERE]

                  2101 Blair Mill Road, Willow Grove, PA 19090

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               February 10, 1998

                          ---------------------------

     THE ANNUAL MEETING OF SHAREHOLDERS OF KULICKE AND SOFFA INDUSTRIES, INC. (the "Company") will be held on Tuesday, February 10, 1998, at 4:30 p.m. at the offices of the Company, 2101 Blair Mill Road, Willow Grove, Pennsylvania, for the following purposes:

     1.   Election of directors;

     2. Approval of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares;

     3. Approval of the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors;

     4. Ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending September 30, 1998; and

     5. Transaction of such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on December 15, 1997, as the record date for the determination of holders of Common Shares entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in order that your stock may be voted. If you attend the meeting, you may revoke your proxy and vote in person.



                              By Order of the Board of Directors
                              SUSAN WATERS
                              Secretary
January 2, 1998

           [LOGO OF KULICKE AND SOFFA INDUSTRIES, INC. APPEARS HERE]

                  2101 Blair Mill Road, Willow Grove, PA 19090

                                ---------------
                                PROXY STATEMENT
                                ---------------

                                                                 January 2, 1998

     The enclosed proxy is solicited by the Board of Directors of the Company. This proxy statement and the enclosed proxy are being mailed on or about January 6, 1998. A copy of the Company's 1997 Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K) is also enclosed but is not to be considered as proxy solicitation material.

Voting and Revocability of Proxies

     The Board of Directors has fixed the close of business on December 15, 1997, as the record date for determination of the shareholders entitled to vote at the Annual Meeting. As of the record date, there were 23,266,996 Common Shares outstanding ("Common Shares" or "Common Stock"). Each such share is entitled to one vote on all matters to be presented to the meeting, except that cumulative voting is permitted in the election of directors. See "Item 1 -- ELECTION OF DIRECTORS."

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR the following Items: (1) the election of the nominees for directors set forth herein; (2) approval of the amendment of the Articles of Incorporation increasing the number of authorized shares of Common Stock; (3) approval of the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Director Plan"); and (4) ratification of the appointment of independent accountants. A proxy is revocable at any time prior to its use by delivering a subsequently executed proxy or written notice of revocation to the Secretary of the Company.

     A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) the two nominees for directors receiving the highest number of votes cast at the Annual Meeting will be elected and (ii) the affirmative vote of a majority of the total votes cast on the Item by all shareholders entitled to vote at the Meeting will be required to approve Items 2, 3, and 4. Abstentions, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote on any matter.

Security Ownership of Certain Beneficial Owners

     To the best knowledge of the Company, the only persons or groups of persons that owned beneficially more than 5% of the outstanding Common Shares of the Company as of December 1, 1997, were as follows:


                                                   Number of       Percent of
Name and Address                                    Shares            Class
----------------                                  ----------          -----

J. & W. Seligman & Co. Incorporated.............   3,128,000          13.44%
100 Park Avenue
New York, NY 10017

The Capital Group Companies, Inc................   1,460,200           6.28%
333 South Hope Street
Los Angeles, CA 90071


                       ITEM 1 - -  ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight directors, divided into four classes of two directors each. The Board intends to cause Messrs. John A. O'Steen and MacDonell Roehm, Jr., the members of the class whose terms expire at the 1998 Annual Meeting, to be nominated for re-election at the 1998 Annual Meeting to serve until the 2002 Annual Meeting and until their successors have been duly elected and qualified. Each shareholder who so chooses may cumulate votes in the election of directors (i.e. may multiply the number of votes the shareholder is entitled to cast by the total number of directors to be elected (i.e., two) and cast the whole number of votes for one candidate or distribute them among some or all candidates). The proxy agents reserve the right to vote the proxies cumulatively, if necessary, in order that one or both of Messrs. O'Steen and Roehm will be re-elected to the Board of Directors. If either of the nominees should be unavailable at the time of the election, the persons named in the proxy may vote the proxies for such other persons as they may choose, unless the Board of Directors reduces the number of the directors to be elected.

     The following table provides certain information concerning: (i) Messrs. O'Steen and Roehm, (ii) the persons whose terms as directors will continue after the Annual Meeting, and (iii) the executive officers named in the Summary Compensation Table herein, including their ages, principal occupations and, as of December 1, 1997, beneficial shareholdings. To the best knowledge of the Company, each of the persons listed below has sole voting and investment power with respect to the beneficial shareholdings set forth, unless otherwise indicated.

                                      Present  Common Shares
                            Director  Term     Beneficially Owned
Name, Age and Occupation    Since     Expires  On December 1, 1997
--------------------------  --------  -------  ------------------
                                               Number         Percent
                                               ------         -------
James W. Bagley (58),       1993      1999      16,000/(1)/    /(2)/
  Chief Executive Officer
and a director of Lam
Research Corporation, a
leading manufacturer of
semiconductor processing
equipment since August
1997. From June 1996 to
August 1997, Chairman of
the Board and Chief
Executive Officer of
OnTrak Systems, Inc., a
developer and marketer of
semiconductor wafer
processing equipment, and
prior to June 1996, Vice
Chairman of the Board of
Directors of Applied
Materials, Inc., the
largest supplier of wafer
fabrication systems to the
semiconductor industry.
Currently, a director of
KLA/Tencor Corporation,
Micron Technology, Inc.,
and Teradyne, Inc.

C. Scott Kulicke (48),      1975      1999     625,332/(1)(3)/   2.7%
  Chairman of the Board
and Chief Executive Officer
of the Company.

Frederick W. Kulicke, Jr.   1956      2000       5,000/(1)/    /(2)/
 (80),
  Retired co-founder of
the Company; Co-Chairman
of the Board of Directors
and senior executive officer
from 1951 until his
retirement in 1979. Father
of C. Scott Kulicke.

John A. O'Steen (53),       1988      1998      11,000/(1)(4)/ /(2)/
  Chairman and Chief
Executive Officer of
Cinmar, Inc., a mail
order catalog company
since 1991 and a director
of International
Cornerstone Group, Inc.
and Bill's Dollar Stores,
Inc. Formerly, President,
Chief Executive Officer
and a director of
Cincinnati Microwave,
Inc., a manufacturer
of electronic products.

Allison F. Page (74),       1962      2001       5,520/(1)/    /(2)/
  Retired partner in the
Philadelphia law firm
of Pepper, Hamilton &
Scheetz.

                                                     Present           Common Shares
                                        Director     Term              Beneficially Owned
Name, Age and Occupation                Since        Expires           On December 1, 1997
------------------------                --------     -------           -------------------
                                                                       Number              Percent
                                                                       ------              -------

MacDonell Roehm, Jr. (58),              1984         1998                17,000/(1)/        /(2)/
  Chairman, President and Chief
Executive Officer of Bill's Dollar
Stores, Inc., a chain of retail
convenience stores, since 1994.
Formerly, Managing Director of
AEA Investors, Inc., a private
investment firm.

Larry D. Striplin, Jr. (68),            1995         2000                 1,000/(1)/        /(2)/
  Chairman of the Board and Chief
Executive Officer of Nelson-
Brantley Glass Contractors, Inc., a
glass contractor, and Clearview
Properties, Inc., a real estate
rental company. Chairman of Circle
"S" Industries, Inc. and American
Fine Wire Corp. prior to their
acquisition by the Company in 1995.
Director of Capstone Capital
Corporation and MedPartners, Inc.

C. William Zadel (54),                  1989         2001                     0
  Chairman, President and Chief
Executive Officer of Millipore
Corporation, a global manufacturer
of filtration and purification
products and former President and
Chief Executive Officer of Ciba-
Corning Diagnostics Corp., a
manufacturer and distributor of
medical diagnostic products.
Director of Matritech, Inc. and Zoll
Medical Corp.

Moshe O. Jacobi (55),                   --           --                  13,141/(1)/        /(2)/
  Senior Vice President of the
  Company; President Packaging
  Materials Group.

Morton K. Perchick (60),                --           --                  32,908/(1)/        /(2)/
  Executive Vice President of the
Company.

Asuri Raghavan (44),                    --           --                  14,943/(1)/        /(2)/
  Senior Vice President of
  the Company; President
  Equipment Group.

                                      Present  Common Shares
                            Director  Term     Beneficially Owned
Name, Age and Occupation    Since     Expires  On December 1, 1997
--------------------------  --------  -------  ------------------
                                               Number            Percent
                                               ------            -------
Clifford G. Sprague (54),   --        --        19,475/(1)(5)/   /(2)/
 Senior Vice President
and Chief Financial
Officer of the Company.

All directors and
executive officers          --        --       776,045/(6)/        3.3%
as a group (13 persons).

---------------------
(1) Includes or consists of shares subject to outstanding options that are currently exercisable or exercisable within 60 days after December 1, 1997 in the following amounts: Mr. Bagley (6,000), Mr. Scott Kulicke (112,920), Mr. Fred Kulicke (5,000), Mr. O'Steen (1,000), Mr. Page (5,000), Mr. Roehm (15,000), Mr. Striplin (1,000), Mr. Jacobi (12,480), Mr. Perchick (30,060),
     Mr. Raghavan (14,240), Mr. Sprague (13,880).
(2)  Less than 1.0%.
(3)  Includes 416,914  shares jointly held with Mr. Kulicke's wife.
(4)  Includes 1,000 shares jointly held with Mr. O'Steen's wife.
(5)  Includes 3,200 shares jointly held with Mr. Sprague's wife.
(6) Includes 230,580 shares subject to options that are currently exercisable or exercisable within 60 days after December 1, 1997. See also footnote (1) above.

For further information concerning Directors and Executive Officers see "Additional Information" below.


             ITEM 2 - -  AMENDMENT OF THE ARTICLES OF INCORPORATION

     In December 1997, the Company's Board of Directors unanimously adopted, subject to shareholder approval, an amendment to Article 5 of the Company's Articles of Incorporation increasing the Company's authorized capital stock from 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, without par value, and 5,000,000 shares of Preferred Stock, without par value, to 105,000,000 shares consisting of 100,000,000 shares of Common Stock, without par value, and 5,000,000 shares of Preferred Stock, without par value. The amendment, which shareholders will be asked to approve at the Annual Meeting, makes no change in the authorized number of shares of Preferred Stock. No shares of Preferred Stock are outstanding.

     As of December 15, 1997, 23,266,996 Common Shares were outstanding, 2,269,428 Common Shares were reserved for issuance under the Company's existing employee stock option plans, and an additional 227,000 Common Shares were reserved for issuance under the existing 1988 Non-Qualified Stock Option Plan For Non-Officer Directors (the "1988 Director Plan"). Thus, out of 50,000,000 Common Shares currently authorized, a total of 25,763,424 Shares are issued or reserved for issuance.

     The Board of Directors believes that the proposed additional 50,000,000 shares of authorized Common Stock will provide the Company with needed flexibility to issue Common Stock for proper corporate purposes which may be identified in the future, such as to effect a split or stock dividend of Common Stock, to raise equity capital, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, and to make acquisitions through the issuance of Common Stock. Although the Company continually evaluates alternatives for raising capital and acquisition opportunities and conducts preliminary discussions, the Company has no present agreements, arrangements or commitments with respect to any such financing or acquisition. The authorization of the additional shares will enable the Company to continue to consider such alternatives and opportunities and to act promptly if appropriate circumstances arise which require the issuance of such shares.

     The authorization of additional shares of Common Stock of the Company will not, by itself, have any effect on the rights of holders of existing Common Stock. Depending on the circumstances, any issuance of additional shares of Common Stock could affect the existing holders of shares of Common Stock by diluting the per share earnings of the Common Stock and the voting power of the outstanding shares. Under the Company's Articles of Incorporation, the Company's shareholders do not have preemptive rights to acquire capital stock which may be issued by the Company.

     Although the Board of Directors is not proposing the authorization of the additional Common Shares as an "anti-takeover" device, it is possible that such additional shares could be used to discourage or impede a tender offer or other attempt to gain control of the Company. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. Such issuance of additional Common Stock could be used along with certain provisions of the Company's Articles of Incorporation and By-laws and Pennsylvania Business Corporation Law to discourage certain transactions involving a change in control of the Company. For example, the Company's Articles of Incorporation and By-laws contain provisions which (i) classify the Board of Directors into four classes, with one class being elected each year, (ii) permit the Board to issue "blank check" preferred stock without shareholder approval and (iii) prohibit the Company from engaging in certain business combinations with a holder of 20% or more of the Company's voting securities without supra-majority board or shareholder approval. Further, under the Pennsylvania Business Corporation Law, because the Company's By-laws provide for a classified Board of Directors, shareholders may only remove directors for cause. The Company is not aware of any take-over attempt and has no present plans to issue any of the Preferred Stock.

     If the 50,000,000 additional Common Shares are authorized, no further action or authorization by the Company's shareholders will be necessary prior to the issuance of such Common Shares, except as might be required for a particular transaction by applicable law or by agreements with or policies of any exchange or market on which the Company's securities are listed or traded. The Board of Directors has no present plans with respect to the issuance of any of the additional Common Shares proposed to be authorized.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE
                                          ---
                           ARTICLES OF INCORPORATION.


   ITEM 3 - - 1997 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     In December 1997, the Company's Board of Directors unanimously adopted the Director Plan, subject to shareholder approval. The Director Plan provides for the grant through February 2008 of non-qualified options ("Director Options") for up to 400,000 shares of Common Stock to Directors of the Company who are not officers or employees of the Company. The purpose of the Director Plan is to assist the Company in attracting and retaining capable outside directors, and to motivate them to promote the best interests of the Company and its shareholders.

     The Company's only stock option plan for non-employee directors, the 1988 Director Plan approved by the shareholders at the 1989 Annual Meeting, will expire following the option grants in late February 1998. Option grants under the proposed Director Plan would begin in February 1999.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
                                                                    ---
                        APPROVAL OF THE DIRECTOR PLAN.

Summary of the 1997 Director Plan

     The text of the 1997 Director Plan is attached as Appendix A to this Proxy Statement. The following description of the Director Plan is a summary of its principal features beyond those described above and is qualified in its entirety by reference to the Director Plan.

     Under the 1997 Director Plan, options to purchase 5,000 shares of Common Stock are granted automatically each year commencing in 1999 to each eligible director on the last day of February on which the Company's shares are publicly traded. The Compensation Committee, which administers the plan, has no discretion with respect to the eligibility or selection of non-employee Directors of the Board to receive options under the plan, the number of shares of stock subject to any such options, or the purchase price of the option shares.

     The Director Options: (i) are exercisable in 20% annual increments commencing on the first anniversary of the date they are granted subject to acceleration in certain circumstances; (ii) may be exercised only by the optionee or, following death, by his or her executor(s) or administrator(s);
(iii) will terminate ten years and one month from the date of grant; and (iv) will be exercisable by the optionee's executor(s) or administrator(s), whether or not exercisable at the time of death, for one year following the optionee's death unless the option earlier expires by its terms.

     The exercise price of Director Options must be not less than the fair market value of the Common Shares on the date of grant and must be paid in full at the time of exercise either in cash or by delivery to the Company of shares of the Company's Common Stock having a fair market value as of the close of business on the day preceding such delivery equal to the aggregate exercise price of the shares being purchased, or by a combination of such cash and shares. On December 15, 1997, the last reported sale price of the Company's Common Shares on the NASDAQ National Market was $17.438.

     The number of shares as to which Director Options may be granted under the 1997 Director Plan and the number of shares subject to outstanding Director Options and the option prices thereof will be adjusted proportionately for any increase or decrease in the outstanding shares of the Company's Common Stock resulting from stock splits or reverse stock splits, but will not be so adjusted for stock dividends. Any stock dividend resulting in an increase of 20% or more in the outstanding Common Stock will be deemed to be a stock split. If the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the shares subject to his or her outstanding options less the amount which would be required to exercise such options.

     Insofar as is consistent with the treatment of the 1997 Director Plan as a "formula plan" under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the "Exchange Act"), the Board may, from time to time, suspend or discontinue the Director Plan or revise or amend it in any respect whatsoever without the approval of the shareholders.

Tax Treatment

     Based on the advice of counsel, the Company believes that, under Federal tax laws and regulations in effect on December 1, 1997, the principal federal income tax consequences to the Company and to the optionees receiving Director Options pursuant to the 1997 Director Plan will be as follows:

     An optionee will not recognize any U.S. federal taxable income at the time the optionee is granted a Director Option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Shares over the exercise price, and the Company will be entitled to a deduction in the same amount at the time of exercise. Upon an optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for mid-term or long-term capital gain or loss treatment if the Common Shares have been held for more than 12 months or 18 months, respectively.

     Different rules of measuring ordinary income may apply if the optionee is subject to Section 16 of the Exchange Act at the time of exercise of a Director Option.

     The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of Director Options or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.


               ITEM 4 - - APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     At the recommendation of the Audit Committee, the Board of Directors has appointed Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending September 30, 1998. Price Waterhouse has served as the Company's independent accountants for a number of years. The election of independent accountants by the shareholders is not required by law or by the Company's By-laws. Traditionally, the Company has submitted this matter to the shareholders for ratification and believes that it is good practice to continue to do so. If a majority of the votes cast on this matter are not cast in favor of the reappointment of Price Waterhouse LLP, the Company will appoint other independent accountants as soon as is practical and before the close of the 1998 fiscal year.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting to make a statement if desired and will be available to respond to any appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
                                                ---
                       APPOINTMENT OF PRICE WATERHOUSE.


                             ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

     Based solely on the Company's review of the copies of these reports received by it, and written representations received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all filings required to be made by the reporting persons for Fiscal 1997 were made on a timely basis.

Summary Compensation Table

     The following table sets forth information with respect to the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (together with the Chief Executive Officer, the "named executive officers") for the fiscal year ended September 30, 1997 ("Fiscal 1997"), as well as the compensation received by each such individual for the Company's previous two fiscal years ("Fiscal 1996" and "Fiscal 1995," respectively).


                                                                Annual                          Long Term
                                                             Compensation                      Compensation
                                            ----------------------------------------------     ------------
                                                                                                  Awards
                                                                                                  ------       All
                                                                                 Other          Securities    Other
                                                                                Annual          Underlying   Compen-
       Name and                          Fiscal    Salary        Bonus          Compen-          Options     sation
  Principal Position                      Year    ($)/(1)/    ($)/(1)(2)/    sation($)/(3)/        (#)      ($)/(4)/
-------------------------------------------------------------------------------------------------------------------------
C. Scott Kulicke                          1997    $ 320,765   $    580,800      $ 4,915          63,000     $  16,472
 Chairman of the Board and                1996      300,000            -0-        4,922          31,700        16,472
 Chief Executive Officer                  1995      260,000        268,268        4,926          55,400         3,608

Moshe O. Jacobi                           1997    $ 223,935   $     92,400      $26,356          21,000     $  65,135
 Sr. Vice President, President            1996      184,275         33,900       41,469          11,000        56,589
 Packaging Materials Group                1995      131,151         65,916        7,728          12,400        28,393

Morton K. Perchick                        1997    $ 217,115   $    168,287      $ 6,127          29,100     $  17,079
 Executive Vice President                 1996      210,623         63,205        5,883          15,000        16,644
                                          1995      189,750        119,808        4,371          30,600         1,386

Asuri Raghavan                            1997    $ 175,461   $    246,235      $ 4,943          21,400     $   9,263
 Senior Vice President,                   1996      154,000         17,325        4,949          11,200         7,843
 President Equipment Group                1995      140,000         68,992        3,276          14,000         1,299

Clifford G. Sprague                       1997    $ 186,785   $    149,978      $ 4,943          21,400     $   9,709
 Senior Vice President and                1996      179,550         22,445        4,816          11,200         9,214
 Chief Financial Officer                  1995      157,500         99,445        4,058          24,600         1,386

----------------------
(1) Includes amounts earned but deferred at the election of executive officers under the Company's Officers' Deferred Compensation Plan.
(2) These amounts represent incentive payments to the named executive officers as participants in the Company's Executive Incentive Compensation Plan (with respect to the fiscal year indicated). See "Compensation Committee Report on Executive Compensation" herein.
(3) These amounts for Messrs. Kulicke, Perchick, Raghavan and Sprague represent reimbursement to them by the Company for taxes paid by them on Company-provided automobiles. The amount set forth for Mr. Jacobi for Fiscal 1995 represents reimbursement for taxes paid by Mr. Jacobi on Company-provided automobiles. The amount set forth for Mr. Jacobi for Fiscal 1996 includes amounts for reimbursement of taxes paid by Mr. Jacobi on Company-provided automobiles, $11,977 for travel expenses for accompanying family members and $27,412 for relocation benefits paid to Mr. Jacobi in connection with his move from Israel to the United States. The amount set forth for Mr. Jacobi in Fiscal 1997 includes reimbursement of taxes paid by Mr. Jacobi on Company-provided automobiles, $5,523 for travel expenses for accompanying family members and $15,572 for relocation benefits in connection with his move from Israel to the United States.

(4) Amounts indicated for Mr. Kulicke for Fiscal 1995, 1996 and 1997 include the Company's matching contribution to the 401(k) Incentive Savings Plan, and $2,222 of forgiveness of interest and principal on a loan made by the Company pursuant to a 1978 loan program which was established to permit certain officers of the Company to purchase Common Shares. This column also includes, for Fiscal 1995, 1996 and 1997, the Company's matching contribution to the 401(k) Incentive Savings Plan with respect to Messrs. Perchick, Raghavan and Sprague. With respect to Mr. Jacobi, this column contains, for Fiscal 1995, the Company's matching contribution to an Israeli voluntary matched savings plan and its contribution to an Israeli pension and severance insurance plan in which Mr. Jacobi participates (see "Pension Plan" below), and, for Fiscal 1996, the Company's matching contributions of $16,223 for the Israeli voluntary matched savings plan and $6,554 for the Company's 401(k) Incentive Savings Plan and its contribution of $33,812 to the Israeli pension and severance insurance plan, and for Fiscal 1997, the Company's matching contributions of $35,736 for the Israeli voluntary matched savings plan and $12,455 for the Company's 401(k) Incentive Savings Plan and its contribution of $16,944 to the Israeli pension and severance insurance plan. Effective January 1, 1996, the Company enhanced the 401(k) Incentive Savings Plan, including an increase in the Company's matching contribution, to offset the freezing of benefits under the pension plan. See "Pension Plan" below.

Stock Option Tables

     The following tables set forth information with respect to stock option grants by the Company to the named executive officers in Fiscal 1997, and the number of unexercised options and the value of unexercised in-the-money options at the Fiscal 1997 year-end, respectively.

                          Option Grants in Fiscal 1997

                                            Individual Grants
                       -------------------------------------------------------------           Potential Realizable Value
                                                                                               at Assumed Annual Rates of
                         Number of                                                            Stock Price Appreciation for
                          Shares        % of Total                                                 Option Term/ (3)/
                        Underlying    Options Granted    Exercise                             ----------------------------
                         Options      to Employees in      Price        Expiration
       Name            Granted/(1)/   Fiscal Year/(2)/   Per Share         Date                     5%              10%
--------------------------------------------------------------------------------------------------------------------------
C. Scott Kulicke          63,000          11.41%          $12.00         10-08-06                $475,441       $1,204,867
Moshe O. Jacobi           21,000           3.80%           12.00         10-08-06                 158,480          401,622
Morton K. Perchick        29,100           5.27%           12.00         10-08-06                 219,608          556,534
Asuri Raghavan            21,400           3.88%           12.00         10-08-06                 161,499          409,272
Clifford G. Sprague       21,400           3.88%           12.00         10-08-06                 161,499          409,272

------------------
(1) All options granted to named executive officers in Fiscal 1997 were granted under the 1994 Employee Stock Option Plan and generally become exercisable one year from the date of grant in installments of 20% per year.
(2) The Company granted options to employees to purchase a total of 552,000 shares during Fiscal 1997.
(3) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

          Aggregated Option Exercises in Fiscal 1997 and 1997 Fiscal
                            Year-End Option Values




                                                                   Number of Shares
                                                                      Underlying
                                                                     Unexercised             Value of Unexercised
                                                                  Options at Fiscal          In-the-Money Options
                                                                       Year-End             at Fiscal Year-End/(1)/
                             Shares                           --------------------------   -------------------------
                           Acquired on                          Exercis-    Unexercis-        Exercis-  Unexercis-
         Name               Exercise       Value Realized         able         able             able       able
--------------------------------------------------------------------------------------------------------------------

C. Scott Kulicke.....        54,040          $1,230,413         79,060       127,440        $3,049,644   $3,989,645
Moshe O. Jacobi......        19,740             625,495          2,200        39,360            29,287    1,201,868
Morton K. Perchick...        12,440             267,603         12,240        63,900           388,026    2,026,269
Asuri Raghavan.......        10,480             213,225          3,120        41,440            67,439    1,275,988
Clifford G. Sprague..        23,694             563,988             --        48,880                --    1,558,526

______________________
(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Company's Common Shares on September 30, 1997, the end of its 1997 fiscal year, was $46.313 per share.

Pension Plan

     The Company has maintained a tax-qualified defined benefit pension plan, which covered U.S. employees who had reached age 21 and completed one year of service. Effective December 31, 1995, benefit accruals under the Company's pension plan were frozen. Retirement benefits under this pension plan are determined under a formula based on length of service and average compensation in the three consecutive calendar years during the ten year period ended December 31, 1995, producing the highest average (subject to certain Internal Revenue Code limits). Assuming normal retirement at age 65 and election of payment in the form of an annuity, the named executive officers would receive the following annual amounts under this pension plan: C. Scott Kulicke, $57,996; Morton K. Perchick, $29,951; Asuri Raghavan, $25,326; and Clifford G. Sprague, $15,793.

     Prior to 1996, Moshe Jacobi, a named executive officer of the Company, was an officer of Micro-Swiss Ltd., one of the Company's Israeli subsidiaries.
Under Israeli law, Micro-Swiss is required to make severance payments to dismissed employees. In order to fund this severance obligation, provide pension benefits required by a general industry collective agreement regarding comprehensive pensions, and provide death and disability benefits to its employees, Micro-Swiss has obtained, over time, certain insurance plans offered by Israeli insurance companies. Each of the plans provides severance, pension and disability benefits for covered employees in consideration of the payment of premiums based upon the employee's monthly salary. For pension benefits, Micro-Swiss makes a matching payment of approximately 5% of the employee's monthly salary; for severance benefits, Micro-Swiss makes a payment of approximately 8.3% of the employee's monthly salary; and for disability benefits, Micro-Swiss makes a payment of approximately 2.5% of the employee's monthly salary. The Company continued making these severance, pension and disability premium payments on behalf of Mr. Jacobi during 1997. Upon retirement, participating employees like Mr. Jacobi are entitled to the amount in their pension plan account which they may elect to receive in a lump-sum payment or in the form of an annuity.

Termination of Employment and Change in Control Arrangements

     The Company has Termination of Employment Agreements with its executive officers which provide that in the event of certain changes in control, as defined in the Agreements, the officer who is a party to such agreement and whose employment terminates, other than voluntarily or for cause, within 18 months after such change in control, will be entitled to termination pay equal to the lesser of a specified number of months' target total cash compensation (base salary plus incentives) for the year in which the change in control occurs or $10 less than the amount which would subject the officer to excise tax with respect to such payment under Section 4999 of the Internal Revenue Code or would make payment thereof non-deductible by the Company under Section 280G of the Code. Such agreements were renewed by the Board of Directors in December 1997 and are all currently scheduled to expire on December 31, 2000 unless extended. The named executive officers' Termination of Employment Agreements provide for payment of the following number of months' target total cash compensation: Mr.
C. Scott Kulicke, 30 months; Mr. Jacobi, 18 months; Mr. Perchick, 18 months; Mr. Raghavan, 18 months; and Mr. Sprague, 18 months.

     In addition to the payments described above, Mr. Jacobi is entitled to receive certain severance payments under the private insurance company plan described under the heading "Pension Plan" above.

     Under the Company's 1994 Employee Stock Option Plan, in the event of a change in control of the Company (as defined in that plan), all outstanding options become fully vested and exercisable. Under the Company's 1988 Employee Stock Option Plan and 1988 Director Plan, if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the shares subject to then exercisable options less the amount which would be required to exercise such options. Under the Company's Officers' Deferred Compensation Plan, on a change in control (as defined in that plan) participants receive a lump sum payment of the value of their accounts.

Board Matters

     In Fiscal 1997, the Board of Directors met four times.   All of such
meetings were regular meetings. Directors who are not officers of the Company receive a quarterly retainer of $3,000, plus $2,000 for each regular meeting of the Board attended and $1,000 for each special meeting of the Board attended. Committee Chairmen also are paid an annual retainer of $2,000, and committee members are paid $1,000 for each committee meeting not held on the date of a Board meeting. All of the incumbent directors attended at least 75% of the Board and applicable committee meetings in Fiscal 1997.

     Each member of the Board who is not also an officer or employee of the Company is eligible to participate in the 1988 Director Plan. Pursuant to this plan, options to purchase 5,000 Common Shares are automatically granted to each eligible director on the last day of each February on which the Company's shares are publicly traded in each of the years 1990 through 1998 at an exercise price equal to 100% of the fair market value of the Company's Common Shares on the date of grant. Options granted under this plan become exercisable in 20% annual increments commencing on the first anniversary of the date they are granted.

     See also "Certain Relationships and Related Transactions" below.

     The Company has standing Audit and Compensation Committees. There is no standing nominating committee.

     The Audit Committee, comprised of Messrs. MacDonell Roehm, Jr., Chairman, Frederick W. Kulicke, Jr. and Allison F. Page, met twice during Fiscal 1997. The principal duties of the Audit Committee are to recommend independent public accountants for appointment by the Company; review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and review with the independent accountants matters relating to the Company's system of internal controls.

     The Compensation Committee, comprised of Messrs. John A. O'Steen, Chairman, James W. Bagley and C. William Zadel, met four times during Fiscal 1997. The principal duties of the Compensation Committee are to approve compensation arrangements for the executive officers and senior managers of the Company and to administer the Company's stock option plans.

Certain Relationships and Related Transactions

     On October 2, 1995, the Company acquired American Fine Wire Corporation ("AFW") through the merger of a subsidiary of the Company into Circle "S" Industries, Inc., the parent corporation of AFW ("Circle S"). Larry D. Striplin, Jr., a director of the Company and former director of Circle S, and various members of his family and related trusts owned slightly more than a majority of the outstanding common stock of Circle S. In connection with the AFW acquisition, the Company's Board agreed to elect, and on December 12, 1995 did elect, Larry D. Striplin, Jr. as a director of the Company. Mr. Striplin subsequently was reelected a director of the Company at its 1996 Annual Meeting of Shareholders for a four-year term. Pursuant to the AFW acquisition, the Company also assumed a 1990 employment and non-competition agreement between Circle S and Mr. Striplin providing for payments to him or his estate of $200,000 per year for five years following the date of the AFW acquisition. Mr. Striplin's employment by Circle S and AFW terminated at the time of such acquisition.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors, comprised entirely of outside directors, is responsible for approving compensation arrangements for the officers and senior managers of the Company.

     The Compensation Committee seeks to achieve the following goals with the Company's executive compensation programs: to attract and retain key executives; to motivate and reward executives for the attainment of corporate and individual performance objectives; and to provide executives with an opportunity to acquire an equity interest in the Company. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive's cash compensation to the achievement of objectives that are important to the Company.

     The Company's Executive Incentive Compensation Plan is currently comprised of three components: base salary; cash incentive; and equity incentive in the form of stock options granted under the Company's stock option plans.

Target Total Cash Compensation

     Target total cash compensation for each executive is established based on marketplace data. For this purpose, in Fiscal 1997 the Company utilized principally the median data for companies with sales between $200 million and $499 million as reported by nationwide participants in the Alexander & Alexander Consulting Group/Radford Associates' 1996 Management Compensation Report. Participants in that nationwide survey are not limited to the companies included in the peer group established to compare shareholder returns in the performance graph included below because the Compensation Committee believes that the Company's competitors for executive talent are not limited to that peer group.

Base Salary and Cash Incentive

     Once target total cash compensation has been established for each executive, the total compensation is divided into a base salary portion and a cash incentive portion. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive's target total cash compensation that consists of the cash incentive component. At budgeted performance levels, targeted cash incentive ranges from approximately 37.5% to 56% of targeted total cash compensation (60% to 125% of base salary) for the named executive officers.

     In Fiscal 1997, the cash incentive portion of the compensation of participants in the Executive Incentive Compensation Plan was based upon achievement of specified operating profit margins, return on assets and performance goals. Based on the Company's performance in Fiscal 1997, an aggregate of $1,379,765 was awarded to the Company's six executive officers under the Plan.

Equity Incentive

     The Company grants stock options annually to all participants in the Executive Incentive Compensation Plan. The purpose of these grants is to give participants a stake in the success of the Company as measured by the stock market's assessment of the Company's performance. The number of options granted to each participant is generally determined on the basis of a percentage of target total cash compensation that varies depending on the participant's level of responsibility. The extent of existing options or stock ownership is not generally considered in granting options, except that the Company sometimes grants an initial round of options to newly recruited executives to provide them with some stake in the Company's success from the commencement of their employment.

     In Fiscal 1997, option grants to executive officers amounted to approximately .89% of the Company's Common Shares outstanding on or about the date of the grants.

Chief Executive Officer Compensation

     The Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other participants in the Executive Incentive Compensation Plan. Following an analysis of marketplace data and a subjective assessment of the Chief Executive Officer's performance, the Compensation Committee approved an increase in the annual base salary of the Chief Executive Officer from $300,000 to $330,000 for Fiscal 1997. As in the case of the other participants in the 1996 Executive Incentive Compensation Plan, the Chief Executive Officer received a cash incentive payment for Fiscal 1997, which amounted to $580,800 based on the considerations described in "Base Salary and Cash Incentive" above.

                           THE COMPENSATION COMMITTEE

                           JOHN A. O'STEEN, CHAIRMAN
                                JAMES W. BAGLEY
                                C. WILLIAM ZADEL

Performance Graph

     The graph set forth below compares, for Fiscal 1993 through Fiscal 1997, the yearly change in the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of a peer group selected by the Company and of the NASDAQ Stock Market-US Index. The peer companies are all among the top 25 semiconductor capital equipment suppliers in the world and were selected by the Company based principally on nature of business, revenues, employee base, technology base, market share, customer and customer relationships. The peer group is composed of Advanced Semiconductor Materials International N.V., Applied Materials, Inc., BTU International, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Genus, Inc., KLA - Tencor Corp., Lam Research Corp., LTX Corp., Novellus Systems, Inc., Silicon Valley Group, Inc., Teradyne Inc. and Varian Associates, Inc. The graph assumes that the value of the investment in the relevant stock or index was $100 at September 30, 1992 and that all dividends were reinvested. Total returns are calculated based on a fiscal year ending September 30. For purposes of the peer group index, the peer group companies have been weighted based upon their relative market capitalization. The closing market price of the Company's Common Shares as of September 30, 1997 was $46.313. The closing market price of such shares on December 15, 1997 was $17.438.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
 AMONG KULICKE & SOFFA INDUSTRIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                               AND A PEER GROUP





                           [LINE GRAPH APPEARS HERE]

                                    Sept. 30,     Sept. 30,     Sept. 30,     Sept. 30,     Sept. 30,     Sept. 30,
                                      1992          1993          1994          1995          1996          1997
-------------------------------------------------------------------------------------------------------------------
Kulicke & Soffa Industries, Inc        100           575           325         1,460           455         1,853

Peer Group                             100           227           296           604           330           921

NASDAQ Stock Market (U.S.)             100           131           132           182           216           297

                             SHAREHOLDER PROPOSALS

     Proposals which shareholders desire to have included in the Company's Proxy Statement for the Annual Meeting in 1999 pursuant to Securities Exchange Act Regulation 14a-8 must be addressed to the Secretary of the Company and received by the Company on or before September 2, 1998.


                                 OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company. The Company has retained D.F. King & Co., Inc., to solicit proxies for a fee of $7,500 plus reimbursement of reasonable expenses. Proxies may also be solicited by certain officers and regular employees of the Company personally or by written communication, telephone, telegraph or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

     Although the Company knows of no business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority with respect to any other matters which may come before the meeting.

     The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 1997. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a fee of $.50 per page. All requests should be directed to the Investor Relations Department of the Company at the offices of the Company set forth on page 1 of this proxy statement.



                              By Order of the Board of Directors
                              SUSAN WATERS
                              Secretary

                                                                      APPENDIX A

                      KULICKE AND SOFFA INDUSTRIES, INC.
                     1997 NON-QUALIFIED STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS
                  -------------------------------------------



          1.  Purpose
              -------

          The purpose of the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Plan") of Kulicke and Soffa Industries, Inc. (the "Company") is to encourage stock ownership by non-employee members of the Company's Board of Directors (the "Board") by issuing options to purchase shares of the Company's stock ("Options," and individually an "Option"), thereby enabling such Board members to acquire or increase their proprietary interests in the Company and thereby encouraging them to remain as Board members. The Options issued pursuant to the Plan are intended to constitute non-qualified stock options ("Non-Qualified Stock Options").

          2.  Administration
              --------------

          The Plan will be administered by the Company's Compensation Committee (the "Committee"), which shall consist of two or more non-employee directors (as defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor thereto) who will be appointed by, and will serve at the pleasure of, the Board. If a Committee of two or more non-employee directors has not been appointed, the Plan will be administrated by the full Board. The Committee will hold meetings when a quorum is present at such times and places as it may determine. A quorum shall consist of a majority of the Committee. A majority of the Committee present and voting at a meeting at which a quorum is present, or acts reduced to, and approved in, writing by a majority of the members of the Committee at any other time, will be valid acts of the Committee. The Committee shall have no discretion with respect to the eligibility or selection of non-officer members of the Board to receive Options under the Plan, the number of shares of stock subject to any such Options, or the purchase price thereunder.

          The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it will be final. Anything herein to the contrary notwithstanding, no member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

          3.  Eligibility
              -----------

          The only persons eligible to receive Options under the Plan shall be each member of the Board who is not also an employee of the Company. An eligible director who is granted an Option ("Optionee," which term shall also include his executor(s) or administrator(s) under Section 5(f) hereof) may be granted more than one Option.

          4.  Stock
              -----

          The stock subject to the Options will be shares of the Company's authorized but unissued or reacquired Common Stock, without par value (the "Shares"). Options shall not be issued with respect to more than 400,000 Shares, subject, however, to adjustment as provided in Section 5(g) hereof.

          5.  Terms and Conditions of Options
              -------------------------------

          Each Option granted pursuant to the Plan will be evidenced by an Option Notice in such form as is acceptable to the Committee. Each Option Notice will include the information required by Subsections (a) and (b) of this
Section 5 and will be in conformity with and incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

              (a) Option Grant Dates.  Options to purchase 5,000 Shares (as
                  ------------------
adjusted pursuant to Section 5(g)) shall be granted automatically to each eligible director on the last day of February on which the Company's shares are publicly traded in each of the years 1999 through 2008.

              (b) Option Price.  The purchase price per Share payable upon
                  ------------
exercise of the Options shall be 100% of the fair market value per Share on the date the Options are granted, which shall be the representative closing price on such date of the Shares as reported by Nasdaq.

              (c) Payment. The price payable on the exercise of the Option in
                  -------
whole or in part will be equal to the Option price multiplied by the number of Shares as to which the Option is exercised, and shall be paid in full upon exercise of any Option, either in cash or by delivering to the Company shares of the Company's Common Stock having a fair market value, as of the close of business on the day preceding such delivery, equal to the aggregate exercise price of the Shares being purchased on exercise of the Options, or by a combination of such cash and shares.

              (d) Option Term.  Notwithstanding any other provisions of this
                  -----------
Plan, Options shall expire after the termination of ten years and one month from the date of the grant, unless sooner terminated as provided in this Plan, and shall be void and unexercisable thereafter.

              (e) Exercisability of Options.  Options granted hereunder shall
                  -------------------------
become exercisable in 20% annual increments commencing on the first anniversary of the date they are granted.

              Options that have become exercisable may be exercised in whole or in part, except that no Option may be exercised unless the total number of Shares issuable upon exercise of such Option and all other Options being exercised simultaneously is at least 25 or unless the number of Shares purchased is the total number remaining unpurchased under the Option.

              Options may be exercised only by the Optionee and may not be exercised by any other person except as provided in Section 5(f) hereof.

              (f) Termination of Options.  Subject to Section 5(d) above and to
                  ----------------------
Section 5(g) below, upon the death of an Optionee, all Options held by such Optionee, whether or not then exercisable, shall immediately become exercisable and remain exercisable by his executor(s) or administrator(s) for a period of one year from the date of such Optionee's death.

              Options may be terminated by agreement between the Company and the Optionee.

              (g) Recapitalization.  Subject to any required action by the
                  ----------------
stockholders of the Company, the number of Shares as to which Options may be granted under this Plan and the number of Shares subject to outstanding Options and the Option price thereof will be proportionately adjusted for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from stock splits or reverse stock splits but not for stock dividends. The number of Shares will be adjusted to the nearest whole share. Any stock dividend resulting in an increase of 20% or more in the outstanding Common Stock shall be deemed a stock split.

              If the Company is involved in any merger or consolidation (as described below) or dissolution, all Options outstanding hereunder shall become fully vested and shall terminate, in the case of mergers or consolidation, on the date that such merger or consolidation becomes effective, and in case of dissolution, on the date that the Articles of Dissolution are filed with the Secretary of the Commonwealth of Pennsylvania. A merger or consolidation shall be deemed to be covered by this Section 5(g) only if it results in the shareholders of the Company immediately before such merger or consolidation not owning, directly or indirectly, immediately following such merger or consolidation more than 50% of the combined voting power of the outstanding voting securities ("Voting Securities") of the corporation resulting from such merger or consolidation, in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger or consolidation.

              If Options become fully vested and are terminated pursuant to the provisions of the foregoing paragraph, Optionees shall receive in cash from the Company an amount equal to the fair market value of the Shares which are subject to the outstanding Options on the date such Options become fully vested (and subsequently terminate), less the Purchase Price under such Options of such Shares. Fair market value shall be determined as of the close of business on the day preceding the event terminating all outstanding Options under this Plan.

              Except as expressly provided above in this Section 5(g), the Optionee will have no rights by reason of any subdivision or consolidation of shares of stock of any class of the Company or the payment of any stock dividend by the Company or any other increase or decrease in the number of shares of stock of any class of the Company or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation.

              The grant or existence of any Option shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its stock or assets.

              (h) Rights as a Stockholder.  The Optionee will have no rights as
                  -----------------------
a stockholder of the Company with respect to any Shares subject to the Option until the Option has been exercised and a certificate with respect to the Shares purchased upon exercise has been issued to him. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Shares so purchased have been issued.

              (i) Modification of Options.  Insofar as is consistent with the
                  -----------------------
treatment of the Plan as a "formula plan" under Rule 16b-3 promulgated under
(S)16(b) of the 1934 Act, or any successor thereto, and subject to the terms and conditions of the Plan, the Committee may modify the Options or accept the surrender of Options (to the extent not theretofore exercised); provided, however, that the Committee may not modify the terms upon which, the times at which or the periods within which Options may be exercised. Notwithstanding the foregoing sentence, no modification of any Option which adversely affects the Optionee shall be made without the consent of the Optionee.

              (j) Purchase for Investment.  The issuance of Shares on exercise
                  -----------------------
of the Option will be conditioned on obtaining appropriate representations and warranties of the Optionee that the purchase of Shares thereunder will be for investment, and not with a view to the public resale or distribution thereof, unless the Shares subject to the Option are registered under the Securities Act of 1933, as amended (the "1933 Act"), and comply with any other law, regulation or rule applicable thereto. Unless the Shares are registered under the 1933 Act, the Optionee shall acknowledge that the Shares purchased on exercise of the Option are not registered under the 1933 Act and may not be sold or otherwise transferred unless the Shares have been registered under the 1933 Act in connection with the sale or other transfer or counsel satisfactory to the Company is of the opinion that the sale or other transfer is exempt from registration under the 1933 Act, and unless said sale or transfer is in compliance with any other applicable law, including all applicable state securities law.

              (k) No Rights to Board Membership.  An individual granted an
                  -----------------------------
Option under this Plan shall not have any right to continue as a member of the Board of the Company solely by virtue of the existence of such Option.

              (l) Other Provisions.  The Option Notice may contain such other
                  ----------------
provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee in its discretion deems advisable and as are not inconsistent with (i) the provisions of this Plan or (ii) the treatment of this Plan as a "formula plan" under Rule 16b-3 promulgated under (S)16(b) of the 1934 Act, or any successor thereto.

          6.  Term of Plan.
              ------------

          The Plan shall terminate on March 1, 2008. No Option shall be granted under this Plan after February 29, 2008. However, the termination of this Plan shall not affect any option which is outstanding on March 1, 2008.

          7.  Amendment of the Plan.
              ---------------------

          Insofar as is consistent with the treatment of the Plan as a "formula plan" under Rule 16b-3 promulgated under (S)16(b) of the 1934 Act, or any successor thereto, the Board may, from time to time, with respect to any Shares at the time not subject to an Option, suspend or discontinue the Plan or revise or amend it in any respect whatsoever.

          8.  Application of Funds.
              --------------------

          The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options will be used for general purposes.

          9.  No Obligation to Exercise Option.
              --------------------------------

          The granting of an Option will impose no obligation upon the Optionee to exercise such Option.

          10. Approval of Stockholders.
              ------------------------

          The Plan shall be effective December 9, 1997, the date it was adopted by the Board; provided, however, that it shall become null and void if it is not "Approved" (as hereinafter defined) by the holders of the Company's Common Stock at the February, 1998 meeting of the shareholders of the Company. The Plan shall be "Approved" by the holders of the shares of the Common Stock if a quorum is present (i.e. a majority of the holders of the shares of the Common Stock entitled to vote is represented in person or by proxy) and the Plan receives the affirmative vote of a majority of the total votes cast on the Plan by all shareholders entitled to vote at the meeting.

                                    Appendix
                                    --------

                       KULICKE AND SOFFA INDUSTRIES, INC.

          This Proxy Is Solicited On Behalf Of The Board Of Directors

          The undersigned, revoking all prior proxies, hereby appoints C. Scott Kulicke and Clifford G. Sprague, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders of Kulicke and Soffa Industries, Inc. (the "Company") called for February 10, 1998 and any adjournment thereof.

[x] Please mark your votes as in this example.

1.  ELECTION OF           For All   Withhold      Nominees: John A. O'Steen
    DIRECTORS             Nominees  Authority               MacDonell Roehm, Jr.
                          Listed    To Vote For
                                    All Nominees
                                    Listed

(INSTRUCTION:  To           [_]       [_]
 withhold authority to
 vote for any individual
 nominee, write that
 nominee's name in the
 space provided below)

-----------------------------------
By signing this Proxy, authority
is given to cumulate votes in the
than all nominees listed.

2.  Amendment to the              For  Against  Abstain
    Articles of                   [_]    [_]      [_]
    Incorporation
    increasing the
    number of Common
    Shares

3.  Approval of the               For  Against  Abstain
    1997 Non-Qualified            [_]    [_]      [_]
    Stock Option Plan
    for Non-Employee
    Directors

4.  Appointment of                For  Against  Abstain
    Price Waterhouse              [_]    [_]      [_]
    LLP as independent
    public accountants
    for the Company
    for the year
    ending September
    30, 1998.

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

You are urged to sign and return this proxy so that you may be sure that your Shares will be voted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.


-----------------------------
Signature of Shareholder


-----------------------------
Signature of Shareholder


Date                      1998
     --------------------

Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

                                      -2-